 Exhibit (a)(1)(D)
Offer to Purchase
All Outstanding Shares of Common Stock
of
SAGE THERAPEUTICS, INC.
at
$8.50 per Share, net to the seller in cash, subject to any withholding of taxes and without interest, plus one non-transferable and non-tradable contingent value right per Share, which represents the right to receive a contingent cash payment of up to $3.50, net to the seller in cash, subject to any withholding of taxes and without interest upon the achievement of specified milestones
Pursuant to the Offer to Purchase dated July 2, 2025
by
SAPHIRE, INC.,
A wholly owned subsidiary
of
SUPERNUS PHARMACEUTICALS, INC.
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE FOLLOWING 11:59 P.M., EASTERN TIME, ON JULY 30, 2025, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.
July 2, 2025
To Our Clients:
Enclosed for your consideration are the Offer to Purchase, dated July 2, 2025, and the related Letter of Transmittal in connection with the offer by Saphire, Inc., a Delaware corporation (“Purchaser”) and wholly owned subsidiary of Supernus Pharmaceuticals, Inc., a Delaware corporation (“Supernus”), to purchase all of the outstanding shares of common stock, par value $0.0001 per share (the “Shares”), of Sage Therapeutics, Inc., a Delaware corporation (“Sage”), in exchange for (a) $8.50 per Share, net to seller in cash, subject to any withholding of taxes without interest and, plus (b) one non-transferable and non-tradable contingent value right per Share (a “CVR”), which represents the right to receive the Milestone Payments (as defined in the Offer to Purchase dated July 2, 2025 (as may be amended, supplemented or modified from time to time, the “Offer to Purchase”)), which amounts will become payable, if at all, if specified milestones are achieved prior to the applicable Milestone Deadline Date (as defined in the Offer to Purchase (the “Offer Price”), on the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (as may be amended, supplemented or modified from time to time, the “Letter of Transmittal”) (such offer, the “Offer”).
THE BOARD OF DIRECTORS OF SAGE RECOMMENDS THAT YOU TENDER ALL OF YOUR SHARES IN THE OFFER.
We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.
We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.
Please note carefully the following:
1.   The Offer Price for the Offer is (a) $8.50 per Share, net to seller in cash, subject to any withholding of taxes and without interest, plus (b) one non-transferable and non-tradable CVR per Share, which represents the contractual right to receive a contingent payment of up to $3.50 per Share, net to seller in cash, subject to any withholding of taxes and without interest, which amount will become payable, if at all, if specified milestones are achieved prior to June 30, 2026, December 31, 2027, December 31, 2028 or December 31, 2030, as applicable.
2.   The Offer is being made for all outstanding Shares.
3.   The Offer is being made pursuant to an Agreement and Plan of Merger, dated June 13, 2025 (as it may be amended from time to time, the “Merger Agreement”), by and among Sage, Supernus, and Purchaser. The Merger Agreement provides, among other things, that following the consummation of the Offer and provided that there are no legal restraints preventing or prohibiting the Merger, Purchaser will be merged with and into Sage pursuant to Section 251(h) of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), with Sage continuing as the surviving corporation and becoming a wholly owned subsidiary of Supernus (the “Merger”).
4.   The Board of Directors of Sage has unanimously: (1) determined that the Merger Agreement and the transactions contemplated thereby (including the Offer and the Merger, the “Transactions”), are advisable and fair to, and in the best interest of, Sage and its stockholders; (2) declared it advisable to enter into the Merger Agreement; (3) approved the execution, delivery and performance by Sage of the Merger Agreement and the consummation of the Transactions, including, without limitation, the Offer and the Merger; (4) resolved that the Merger shall be effected under Section 251(h) of the DGCL; and (5) resolved to recommend that Sage’s stockholders tender their Shares to Purchaser pursuant to the Offer, in each case, on the terms and subject to the conditions contained in the Merger Agreement.
5.   The Offer and withdrawal rights will expire at one minute following 11:59 P.M., Eastern Time, on July 30, 2025, unless the Offer is extended or earlier terminated.
6.   The Offer is not subject to a financing condition. The Offer is subject to the conditions described in Section 15 of the Offer to Purchase.
If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form.
Your prompt action is requested. Your Instruction Form should be forwarded to us with ample time to permit us to submit the tender on your behalf before the expiration of the Offer.
The Offer is being made to all holders of Shares. We are not aware of any jurisdiction in which the making of the Offer or the acceptance thereof would be prohibited by securities, “blue sky” or other law or regulation of such jurisdiction. If we become aware of any U.S. state in which the making of the Offer or the acceptance of Shares pursuant thereto would not be in compliance with law or regulation, we will make a good faith effort to comply with any such law or regulation. If, after such good faith effort, we cannot comply with any such law or regulation, the Offer will not be made to (nor will tenders be accepted from or on behalf of holders of) the holders of Shares in such state.

INSTRUCTION FORM
With Respect to the Offer to Purchase
All Outstanding Shares of Common Stock
of
SAGE THERAPEUTICS, INC.
at
$8.50 per Share, net to the seller in cash, subject to any withholding of taxes and without interest, plus one non-transferable and non-tradable contingent value right per Share, which represents the right to receive a contingent cash payment of up to $3.50, net to the seller in cash, subject to any withholding of taxes and without interest, upon the achievement of specified milestones
Pursuant to the Offer to Purchase dated July 2, 2025
by
SAPHIRE, INC.,
A wholly owned subsidiary
of
SUPERNUS PHARMACEUTICALS, INC.
The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated July 2, 2025, and the related Letter of Transmittal, in connection with the offer by Saphire, Inc., a Delaware corporation (“Purchaser”) and wholly owned subsidiary of Supernus Pharmaceuticals, Inc., a Delaware corporation (“Supernus”), to purchase all of the outstanding shares of common stock, par value $0.0001 per share (the “Shares”), of Sage Therapeutics, Inc., a Delaware corporation (“Sage”), in exchange for (a) $8.50 per Share, net to seller in cash, subject to any withholding of taxes and without interest, plus (b) one non-transferable and non-tradable contingent value right per Share, which represents the right to receive the Milestone Payments (as defined in the Offer to Purchase dated July 2, 2025 (as may be amended, supplemented or modified from time to time, the “Offer to Purchase”)), which amounts will become payable, if at all, if specified milestones are achieved prior to the applicable Milestone Deadline Date (as defined in the Offer to Purchase, on the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (such offer, the “Offer”).
The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below (or, if no number is indicated, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on the undersigned’s behalf will be determined by Purchaser and such determination shall be final and binding, subject to any judgment of any court of competent jurisdiction.
The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.
Number of Shares to be Tendered:	SIGN HERE
Shares* Account No.:	Signature(s) Please Print name(s) and address(es) here
Dated: , 2025
Area Code and Phone Number Tax Identification Number or Social Security Number

*
Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.